UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2004

FLEXTRONICS INTERNATIONAL LTD.

(Exact name of Registrant as specified in its charter)

Singapore
(State or other jurisdiction of incorporation)

0-23354	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

                                          One Marina Boulevard, # 28-00, Singapore                      018989

                                          (Address of principal executive offices)                      (Zip Code)

(65) 6890-7188

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On August 23, 2004, the Board of Directors of Flextronics International Ltd. (“Flextronics”) granted Michael E. Marks, Flextronics’ Chief Executive Officer and Director, stock options to purchase an aggregate of 1,375,000 ordinary shares of Flextronics at an exercise price of $11.53, which represents the closing selling price per share of Flextronics’ stock on the Nasdaq National Market on August 23, 2004. The Compensation Committee of the Board of Directors granted these options to Mr. Marks in recognition of Flextronics’ financial and operating performance and his contribution to that performance.

     One of the options granted to Mr. Marks, to purchase an aggregate of 1,000,000 shares, vests and becomes exercisable with respect to 50% of the shares on the date one year after the date of grant and with respect to an additional 20,833 shares each month thereafter. The other options vest and become exercisable with respect to 25% of the shares on the date one year after the date of grant and with respect to an additional 1/24th of the shares each month thereafter.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2004	FLEXTRONICS INTERNATIONAL LTD.
	By:	/s/ Robert R.B. Dykes
Robert R.B. Dykes
President, Systems Group and Chief Financial Officer